UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 7, 2013

Capella Education Company
(Exact name of registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2013, our Board of Directors approved a Strategic Transformation Incentive Award (“Award”) for J. Kevin Gilligan, our Chairman and CEO. The purpose of the Award is to more closely align Mr. Gilligan's compensation with shareholder interests and to reward strong future performance. The Board established the Award in the form of Market Stock Units (“MSUs”) with a performance feature based on the price of our common stock at the end of a five-year period (“Performance Period”). Key terms of the Award are as follows:

•
Award structure: MSUs, which are full value shares that will vest at different levels based on the 90-day average closing price for our common stock at the end of the Performance Period, plus the per share value of any dividends paid during the Performance Period (“Ending Value”).

•
Minimum and Maximum Vest: If the Ending Value is at or below $32.09 (the 90-day average closing price on the date of grant), then no shares will vest. The maximum number of shares that may vest is 103,972, which would occur if our Ending Value is at or above $48.09. If the Ending Value is between $32.09 and $48.09, shares will vest based on straight line interpolation.

•	Termination Provisions:

◦	Voluntary Termination, including Retirement: If Mr. Gilligan voluntarily resigns during the Performance Period, including retirement, then the MSUs will be forfeited.

◦
Death, Disability or Involuntary Termination Not for Cause: If Mr. Gilligan dies, becomes disabled or is terminated without cause during the performance period, then the Units will vest based on an abbreviated Performance Period.

◦	Change in Control: In the event of a change in control, if Mr. Gilligan's employment is terminated without cause or he resigns for good reason, then the MSUs will vest in full.

Mr. Gilligan is subject to our Executive Stock Ownership Guidelines, and any MSUs that vest will be subject to those guidelines (currently four times Mr. Gilligan's annual base compensation).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2013, we held our annual meeting of shareholders in Minneapolis, Minnesota. Set forth below are the final voting results on each matter submitted to a vote of security holders at our annual meeting. Each proposal is described in detail in our proxy statement filed on March 22, 2013 for our for 2013 annual meeting.

Proposal No. 1    The election of 10 Directors to serve one-year terms

Director's Name	For	Withhold Authority	Broker Non-Votes
J. Kevin Gilligan	8,749,289	806,063	864,595
Michael A. Linton	8,997,755	557,597	864,595
Michael L. Lomax	9,163,665	391,687	864,595
Jody G. Miller	9,163,805	391,547	864,595
Hilary C. Pennington	9,472,315	83,037	864,595
Stephen G. Shank	8,853,835	701,517	864,595
Andrew M. Slavitt	8,696,029	859,323	864,595
David W. Smith	8,988,280	567,072	864,595
Jeffrey W. Taylor	8,686,500	868,852	864,595
Darrell R. Tukua	9,163,719	391,633	864,595

Proposal No. 2    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2013

	For	Against	Abstain
Total Shares Voted	10,380,981	35,760	3,206

Proposal No. 3    Advisory vote on the executive compensation of our named executive officers

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	8,995,039	557,158	3,155	864,595

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: May 7, 2013	By	/s/ Gregory W. Thom
Gregory W. Thom
Senior Vice President, General Counsel and Secretary